EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Metromedia Fiber Network, Inc., of our report dated July 28, 2000 relating to the financial statements of SiteSmith, Inc., which appear in the Registration Statement on Form S-4 (Registration No. 333-49684) of Metromedia Fiber Network, Inc. dated January 26, 2001.

/s/ Ernst & Young LLP

San Jose, California
February 12, 2001